SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No. ....)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      TRANSAMERICAN WASTE INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

        LANCE C. RUUD, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                      TRANSAMERICAN WASTE INDUSTRIES, INC.
                             314 NORTH POST OAK LANE
                              HOUSTON, TEXAS 77024

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1996

     The 1996 Annual Meeting of Stockholders of TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company"), will be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, on June 25, 1996 at 9:00 a.m., Central Daylight Time, for the following purposes:

     1. To elect nine directors to serve until the 1997 annual meeting of stockholders or until their successors have been elected and qualified;

     2. To increase the aggregate shares which the Company shall have authority to issue;

     3. To approve an Amendment to the Company's Amended and Restated 1990 Stock Incentive Plan to increase by 1,000,000 shares the number of shares available for issuance thereunder;

     4. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the 1996 fiscal year; and

     5. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on May 3, 1996 are entitled to notice of and to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                         By Order of the Board of Directors,
                                     /s/ LANCE C. RUUD
                                         Lance C. Ruud
                                         SENIOR VICE PRESIDENT AND CHIEF
                                         FINANCIAL OFFICER

June 4, 1996
Houston, Texas

       PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE
                   ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE.

                      TRANSAMERICAN WASTE INDUSTRIES, INC.
                             314 NORTH POST OAK LANE
                              HOUSTON, TEXAS 77024

                      ------------------------------------
                                 PROXY STATEMENT
                      ------------------------------------

     The accompanying proxy is solicited by the Board of Directors of TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders (the "Meeting") to be held on June 25, 1996 and at any adjournments thereof. The Meeting will be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, at 9:00 a.m., Central Daylight Time. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority in the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Meeting. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to the stockholders is June 4, 1996.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     At the close of business on May 3, 1996, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Meeting or any adjournments thereof, 30,445,791 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. Each share of Common Stock outstanding as of the record date is entitled to one vote upon each of the matters to be voted on at the Meeting.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. The election of directors will be determined by plurality of the votes cast by the holders of shares of Common Stock present in person or by proxy at the Meeting, and the approval of any other matters will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting. In the case of shares that are present at the Meeting for quorum purposes, not voting such shares for a particular nominee for director (including by withholding authority on the proxy) will have no effect on the election of such nominee; an abstention on any other proposal will operate to prevent approval of such proposal to the same extent as a vote against such proposal; and a broker non-vote will have no effect on the outcome of any proposals. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The following table sets forth, as of May 3, 1996, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors, director nominees and current executive officers of the Company as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.


                                        AMOUNT AND
                                        NATURE OF
                                        BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP         OF CLASS
- -------------------------------------   ----------        --------

Tom J. Fatjo, Jr. ...................   3,506,730 (1)       11.48%
    314 North Post Oak Lane
    Houston, Texas 77024
The Estate of Lawrence P.               2,781,002            9.13%
     McGinnes .......................
     5837 Northdale
     Houston, Texas 77087
Tom J. Fatjo, III ...................   2,596,018 (2)(3)     8.52%
     314 North Post Oak Lane
     Houston, Texas 77024
Ben F. Barnes .......................   2,596,480 (2)(4)     8.53%
     98 San Jacinto, Suite 200
     Austin, Texas 78701
Meridian Fund, Ltd. .................   2,075,000            6.82%
     601 Jefferson
     Houston, Texas 77002
William B. Blount ...................     791,950 (5)        2.54%
     10 Court Square
     Montgomery, Alabama 36103
Ed L. Romero ........................     103,332 (6)           *
     6739 Academy Road NE
     Albuquerque, New Mexico 87109
R. Brian Fifer ......................      84,166 (7)           *
     419 SW 31 Road
     Miami, Florida 33129
Preston Moore, Jr. ..................     106,666 (8)           *
     314 North Post Oak Lane
     Houston, Texas 77024
Lance C. Ruud .......................     287,500 (9)           *
     314 North Post Oak Lane
     Houston, Texas 77024
John V. Singleton, Jr. ..............          --               *
     314 North Post Oak Lane
     Houston, Texas 77024
Thomas E. Noel ......................     125,000 (10)          *
     314 North Post Oak Lane
     Houston, Texas 77024
J. David Green ......................          --               *
     314 North Post Oak Lane
     Houston, Texas 77024
Directors and current executive
     officers
     as a group (10 persons).........   5,904,882           18.58%

- ------------------

 (1) Tom J. Fatjo, Jr. is the majority shareholder and a director and executive officer of FFA; the sole director and an executive officer of First Financial Alliance Partners, Inc. ("FFAP"); and the sole trustee and beneficiary of the Tom J. Fatjo, Jr. Trust, which trust owns 20% of the outstanding common stock of FFAP. In his capacity as trustee, Tom J. Fatjo, Jr. has sole voting and investment power over the assets of such trust. Includes 848,000 shares owned of record by FFA, 2,146,480 shares owned of record by FFAP and 112,250 shares purchasable upon the exercise of outstanding stock options that are exercisable within

                                        2

     60 days after May 3, 1996. The shares owned by FFAP are also included in the shares indicated as owned by Tom J. Fatjo, III and Ben F. Barnes.

 (2) Tom J. Fatjo, III and Ben F. Barnes are the co-trustees of the Fatjo Family Trust, which trust owns 80% of the outstanding common stock of FFAP. In their capacity as co-trustees, Tom J. Fatjo, III and Ben F. Barnes share voting and investment power over the assets of such trust.

 (3) Includes 2,146,480 shares owned of record of FFAP and 37,500 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 3, 1996. The shares owned by FFAP are also included in the shares indicated as owned by Ben F. Barnes and Tom J. Fatjo, Jr.

 (4) Includes 2,146,480 shares owned of record of FFAP and 10,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 3, 1996. The shares owned by FFAP are also included in the shares indicated as owned by Tom J. Fatjo, Jr. and Tom J. Fatjo, III.

 (5) Includes 674,450 shares purchasable upon the exercise of outstanding options and warrants granted to Mr. Blount or a firm affiliated with Mr. Blount that are exercisable within 60 days after May 3, 1996.

 (6) Includes 43,332 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 3, 1996 and 60,000 shares currently owned of record by ASI. Mr. Romero is the principal stockholder, Chairman of the Board and Chief Executive Officer of ASI.

 (7) Represents shares purchasable upon the exercise of outstanding stock options that are exercisable within 60 days after May 3, 1996.

 (8) Includes 16,666 shares purchasable upon the exercise of outstanding stock options that are exercisable within 60 days after May 3, 1996.

 (9) Includes 237,000 shares purchasable upon the exercise of outstanding stock options that are exercisable within 60 days after May 3, 1996.

(10) Includes 125,000 shares purchasable upon the exercise of outstanding stock options that are exercisable within 60 days after May 3, 1996.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     The Board of Directors has nominated and urges you to vote for the election of the nine nominees identified below who have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nine nominees unless stockholders specify otherwise in their proxy. The affirmative vote of holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for election of each of the nominees.

     If, at the time of or prior to the Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

                                        3

     The nine nominees for election as directors and certain additional information with respect to each of them are as follows:

                                                                                                  DIRECTOR
                NAME                    AGE               POSITION WITH THE COMPANY                SINCE
- -------------------------------------   ---   -------------------------------------------------   --------

Tom J. Fatjo, Jr.....................   55    Chairman of the Board of Directors and Chief          1991
                                                   Executive Officer
R. Brian Fifer.......................   49    Director                                              1990
Ed L. Romero.........................   61    Director                                              1991
Preston Moore, Jr....................   64    Director                                              1993
Ben F. Barnes........................   57    Director                                              1994
William B. Blount....................   42    Director                                              1994
Lance C. Ruud........................   38    Director, Senior Vice President, Chief Financial      1995
                                                   Officer and Secretary
John V. Singleton, Jr................   78    Director                                              1995
Thomas E. Noel.......................   58    Director and President                                1996

     TOM J. FATJO, JR. has served as Chief Executive Officer of the Company since April 1992 and served as President from April 1994 to January 1996. He was the founder and served as Chairman of the Board and Chief Executive Officer of Republic Waste Industries, Inc., a publicly-held company in the waste management business, from January 1990 to August 1991. Since 1989, Mr. Fatjo has been Chairman of First Financial Alliance, Inc. ("FFA"), an investment banking firm specializing in the environmental industry. From such time until January 1990, directly and through FFA, he was an independent consultant to a number of companies in the environmental industry, including Allwaste, Inc., Envirotech Systems, Inc., Western Waste Industries, Inc., and Allied Waste, Inc. Mr. Fatjo has 19 years experience in the solid waste industry. He founded Browning-Ferris Industries, Inc. ("BFI"), one of the nation's largest solid waste companies, in 1966, and served as the Co-Chief Executive Officer responsible for BFI's mergers and acquisitions and corporate development activities. He left BFI in 1976 and thereafter founded, or was a member of the organizing group of investors for a number of businesses, including Fannin Bank, Mortgage Banque, Criterion Group, The Houstonian, Houston Partners and LivingWell, Inc. Mr. Fatjo received a Bachelor of Science degree from Rice University. Mr. Fatjo is the father of Tom J. Fatjo, III and the father-in-law of Lance C. Ruud.

     R. BRIAN FIFER has served as a director since August 1990. Mr. Fifer served as Vice President-Finance, Chief Financial Officer and Treasurer of the Company from May 1991 to April 1992. He is presently the founder, Chairman, President and Chief Executive Officer of Global Tire Recycling, Inc., which is a Florida-based company that collects and processes waste tires into crumb rubber for re-use primarily in the asphalt industry. Formerly, he was President and Chief Executive Officer of AquaCare Systems, Inc., a public company that manufactures equipment for the water purification and wastewater treatment industry. From 1988 through 1990, he served as President and Chief Operating Officer of Silk, Silk, Silk, International, Inc., a publicly-held company engaged in the assembly and retail sale of silk trees and plants in Florida. Prior to 1988, Mr. Fifer was Executive Vice President, Chief Operating and Chief Financial Officer and a principal of Network International, Inc., a venture that developed and distributed a proprietary line of air conditioning equipment. Mr. Fifer received a Master of Science degree from Massachusetts Institute of Technology's Sloan School of Management and a Bachelor of Science degree in Civil Engineering/Engineering Management from Drexel Institute of Technology.

     ED L. ROMERO served as a director of the Company from November 1991 to April 1992 and was reappointed as a director in December 1992. Since 1977, Mr. Romero has been the owner and Chief Executive Officer of Advanced Sciences, Inc., a technical services firm that provides various services, including waste management and environmental engineering services, to national and international clients. From 1974 to 1977, Mr. Romero served as President of a consulting firm specializing in marketing, public relations and organizational development. He is the owner of the Professional Developers, a New Mexico-based real estate and development company.

                                        4

     PRESTON MOORE, JR. has served as director of the Company since September 1993. He has worked as an independent consultant since January 1993, providing business advisory services to a wide range of businesses. Mr. Moore served as Chief Financial Officer and Assistant Secretary for Administration, U.S. Department of Commerce, from June 1991 through January 1993 during the Bush Administration. He served as President of Wilson Industries, Inc. from February 1984 through May 1991. Mr. Moore also currently serves on the Board of Directors of Wilson Industries, Inc., Tanglewood Bank and McCoy, Inc. He is a member of the College of Business Administration Foundation Advisory Council at the University of Texas at Austin and the Jones Graduate School of Administration Council of Overseers at Rice University. Mr. Moore received a Bachelor of Arts degree in Economics and Business from the University of Texas and completed the Owners, Presidents, Managers Program at the Harvard Business School.

     BEN F. BARNES has served as a director of the Company since April 1994. For the last six years, he has been an independent consultant providing business advisory and lobbying services to a wide range of businesses and governmental units. Mr. Barnes is Chairman of the People's Community Clinic Campaign. He is a member of the Governor's Leadership Council, Friends of the Governor's Central Texas Citizens Education Project, Laguna Gloria Museum Foundation, Producers Circle for KLRU Public Radio Station and the Chancellor's Council and the Longhorn Foundation at the University of Texas. Mr. Barnes received a Bachelor of Arts degree from the University of Texas at Austin. Mr. Barnes was a former Lieutenant Governor of the State of Texas and Speaker of the House of Representatives of the State of Texas. Mr. Barnes was recognized as a distinguished alumni of the University of Texas in 1995.

     WILLIAM B. BLOUNT has served as a director of the Company since April 1994. For the last eleven years, Mr. Blount has been the Chairman of the Board of Blount Parrish & Roton, Inc. ("BP&R"), an investment banking firm principally involved in underwriting municipal and corporate debt issues. Mr. Blount was Chairman of the Alabama Democratic Party from 1991 through 1995. Mr. Blount received a Bachelor of Arts degree in History from the University of Alabama and a Juris Doctor from the University of Alabama School of Law. Mr. Blount is a member of both the Alabama Bar Association and the American Bar Association.

     LANCE C. RUUD has served as a director of the Company since 1995. Mr. Ruud joined the Company as a consultant in June 1993 and was elected Senior Vice President and Chief Financial Officer in September 1993. From May 1990 until May 1993, Mr. Ruud was employed by Republic Waste Industries, Inc., most recently as Vice President of Finance and Secretary. From January 1989 to May 1990, Mr. Ruud served as Vice President for Blackwell Industries, Inc., a private investment holding company. Mr. Ruud was also previously employed by Arthur Andersen LLP. Mr. Ruud is a Certified Public Accountant and is a graduate of the University of Utah with a Bachelor of Science degree.

     JOHN V. SINGLETON, JR., Senior United States District Judge, retired, has served as a director of the Company since June 1995. Prior to his retirement in 1992, Judge Singleton served as U.S. District Judge for the Southern District of Texas after being appointed to the federal bench by President Lyndon B. Johnson in 1966. In 1978, Judge Singleton became Chief Judge of the Court and served as such until 1988, when he was required by law to relinquish that role. Prior to his appointment to the bench, Judge Singleton worked in the private sector as a partner in several law firms. He has served actively in many areas of both the state and federal bar associations. He was elected by all the judges of the Fifth Judicial Circuit as District Judge Representative to the Judicial Conference of the United States. He has served in many civic positions at the city, state and federal levels. Judge Singleton graduated with a Bachelor of Arts degree and a L.L.B. from the University of Texas in 1952 and is a member of the Texas and Federal Bar Associations, as well as the bar of the United States Supreme Court.

     THOMAS E. NOEL was elected President of the Company in January 1996. From 1993 to 1995, he was President of Ecova Corporation, a subsidiary of Amoco, which provided consulting and engineering services primarily for refineries and chemical plants. From 1984 to 1986, he served in increasingly responsible positions as an officer of Waste Management, Inc. (now WMX Technologies) and at Chemical Waste Management, Inc., both publicly held corporations. As Senior Vice President of Operations for Chemical Waste Management, he was responsible for treatment, disposal and remediation operations at more than 20 facilities. He also previously served as President of Pakhoed, USA and DSI Terminals, Inc. From 1974 to 1978, Mr. Noel served as Assistant Secretary for the U.S. Department of Energy. Mr. Noel received a Bachelor of Science degree in Civil Engineering from the U.S. Military Academy at West Point and served 14 years as a

                                        5

commissioned officer with the U.S. Army, attaining the rank of Lt. Colonel. Mr. Noel also received a Master of Arts degree in English from Duke University.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

     All directors hold office until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified. The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

     The Company's Bylaws provide that the number of directors on the Board shall be fixed from time-to-time by the Board of Directors. The Board at its discretion and in accordance with such authority has currently fixed its size at nine members. No proxy will be voted for a greater number of persons than the number of nominees named herein. If deemed in the best interests of the Company, the Board of Directors may, subsequent to the Meeting, increase its size and elect one or more additional qualified persons to fill the vacancies which then exist pending the next annual meeting of stockholders.

BOARD COMMITTEES

     The Company's Board of Directors has established an Audit Committee, a Nominating Committee and a Compensation Committee.

     The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee may also review the scope of the annual audit and other services before such services are undertaken by the Company's auditors, and reviews the adequacy and effectiveness of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Blount, Singleton and Barnes.

     The Nominating Committee evaluates candidates for the Board of Directors and is responsible for recommending nominees for election to the Board. Tom J. Fatjo, Jr. is currently the sole member of the Nominating Committee. The Nominating Committee considers recommendations for nominees for directorships submitted by stockholders. Recommendations of a person for consideration as nominee for election to the Company's Board of Directors must be made by timely written notice to the Secretary of the Company at 314 North Post Oak Lane, Houston, Texas 77024, giving each nominee's name, appropriate bioical information and any other information that would be required in a proxy statement. Any such recommendation must be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such notice to the Secretary must set forth the number of shares that are owned beneficially by the stockholder that is giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

     The Compensation Committee administers the Company's 1990 Stock Incentive Plan, as amended, and makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The current members of the Compensation Committee are Messrs. Moore, Fifer and Romero.

     During the fiscal year ended August 31, 1995, the Board of Directors held eight meetings, the Audit Committee held two meetings, the sole member of the Nominating Committee took action on two occasions and the Compensation Committee held two meetings. Each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and committees on which such director served during such fiscal year.

                                        6

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Moore, Fifer, Romero, Barnes and Blount served on the Compensation Committee of the Company's Board of Directors at various times during the fiscal year ended August 31, 1995, as did Mr. Lawrence P. McGinnes, a former director.

     Tom J. Fatjo, Jr. serves on the Board of Directors of Advanced Sciences, Inc. ("ASI"). Mr. Romero is the Chairman of the Board of Directors and Chief Executive Officer of ASI.

     During the year ended August 31, 1995, the Company incurred fees aggregating $1,200,000 in connection with construction services provided by McGinnes Bros, Inc. ("MBI") and other companies owned or controlled by the Estate of Mr. McGinnes.

     Effective April 2, 1994, the Company and Mr. McGinnes entered into a consulting agreement under which Mr. McGinnes was to provide consulting services concerning the waste disposal business to the Company for $100,000 per year, payable monthly, together with such other compensation as the Board of Directors of the Company authorized. The agreement terminated upon Mr. McGinnes' death as of March 17, 1995 and the Company made payments in the aggregate amount of $58,331 pursuant to this agreement.

     The Company has entered into a Professional Services Agreement, dated July 12, 1994, as amended, with BP&R, a company of which Mr. Blount is Chairman of the Board and principal stockholder, whereby BP&R will act as the Company's exclusive agent to secure and place tax-exempt debt financing required by the Company to finance landfill acquisitions, management contracts and expansion projects. The agreement has a five-year term ending on April 21, 1999 and may be terminated by either party upon 120 days' prior notice. The agreement has been approved by the Board of Directors (with Mr. Blount abstaining). For its services under the agreement, BP&R is entitled to a fee equal to 5% of the gross proceeds of each financing consummated by BP&R, or 2% of the gross proceeds of each financing consummated by others if another placement agent is selected by the issuer of the debt securities. Under the agreement, BP&R is also entitled to
(a) warrants to purchase 400,000 unregistered shares of Common Stock and (b) warrants to purchase an additional 150,000 unregistered shares of Common Stock for each $15,000,000 of financing completed during the term of the agreement (or a pro rata portion of 150,000 shares if less than $15,000,000 of financing is completed). The initial 400,000 warrants granted to BP&R were immediately exercisable at an exercise price of $2.875 per share (which was the current market price of the Common Stock as of April 22, 1994) and will expire on July 12, 1999. Warrants granted with respect to future financings will have an exercise price equal to the fair market value of the Company's Common Stock on the closing date of each financing and will be immediately exercisable for five years from the date of grant. None of the warrants will be freely assignable. The number of warrants purchasable upon exercise and the exercise price are subject to adjustment to prevent dilution upon the occurrence of certain events. If the agreement is terminated by BP&R prior to the scheduled term, all unexercised warrants shall immediately terminate. If the agreement is terminated by the Company prior to the scheduled term, all unexercised warrants shall remain exercisable for the remainder of the scheduled exercise period. The Company also agreed to grant limited piggyback registration rights as to 15% of the shares purchased upon the exercise of these warrants during each of the first two years of the agreement.

     In July 1995, BP&R acted as underwriter of the public offering of Solid Waste Revenue Bonds totaling $2,500,000 for which it received underwriting commissions of $125,000 and warrants to purchase 125,000 shares of the Company's Common Stock at $1.66 per share, 25,000 of which were issued pursuant to the provisions of the agreement discussed above and 100,000 of which were issued for additional services provided by BP&R. In December 1995, BP&R acted as underwriter of the public offering of solid waste revenue bonds totaling $5,000,000 for which it received an underwriting commission of $250,000 and warrants to purchase 50,000 shares of the Company's Common Stock at $1.34 per share. In April 1996, BP&R acted as underwriter of the public offering of solid waste revenue bonds totaling $8,945,000 for which it received underwriting commissions of $447,250 and warrants to purchase 89,450 shares of the Company's Common Stock at $1.44 per share.

     The Company entered into a Consulting Agreement, dated April 6, 1994, with Mr. Barnes whereby Mr. Barnes provided various corporate development services. The agreement was approved by the Board of Directors (with Mr. Barnes abstaining). Under the agreement, Mr. Barnes received (a) a consulting fee of $120,000 (paid in Common Stock) and (b) warrants to purchase 300,000 unregistered shares of Common

                                        7

Stock. The warrants were to vest and become exercisable from time to time if the Company realized revenue as a result of business transactions introduced to the Company by Mr. Barnes which are ultimately consummated by the Company. The agreement terminated on September 1, 1995 and the warrants expired.

     The Company entered into a Development Services Agreement, dated March 1, 1996, with E.C. Development, L.P. ("ECD"), a company controlled by Mr. Barnes, whereby ECD will provide the Company with certain development services related to locating and analyzing existing solid waste landfill facilities. The agreement has a five-year term and may be terminated by either party upon 90 days' prior notice. In consideration for these services, ECD received a warrant to purchase 2,000,000 shares of common stock at $1.50 per share. The warrants vest fully on March 1, 2001 as long as ECD is providing services to the Company on that date; however, the vesting accelerates one warrant for every one dollar of direct costs incurred by ECD in performing services under the agreement. ECD is also entitled to additional compensation upon the closing of transactions related to landfill facilities identified for the Company by ECD. This additional compensation consists of (a) 50,000 shares of common stock of the Company subject to adjustment under certain conditions, (b) a warrant to purchase 100,000 shares of common stock of the Company at the market price on the trading day immediately preceding the transaction date, and (c) $250,000 cash upon the earlier to occur of the closing of the financing for the facility or twelve months following the closing of the transaction.

DIRECTOR COMPENSATION

     Directors who are not employees of or consultants to the Company or any subsidiary receive $2,500 for each meeting of the Board of Directors that they attend in person and $500 for each such meeting in which they participate by telephone, plus reimbursement of out-of-pocket expenses.

     The Company's Amended and Restated 1990 Stock Incentive Plan provides that a director who is not in the regular employ of, or a consultant to, the Company or any of its subsidiaries will automatically be granted a non-qualified stock option to purchase 20,000 shares of Common Stock as of the date of any annual meeting of stockholders after which such director will continue to serve on the Board of Directors. Such options shall have an exercise price equal to the fair market value of the Common Stock at the time the option is granted, vest pro rata over three years and have a five-year term.

                                        8

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Set forth below is certain information concerning the executive officers and certain key employees of the Company, including the business experience of each during the past five years:

      NAME                      AGE           POSITION WITH THE COMPANY
- -----------------------------   ---   ------------------------------------------
EXECUTIVE OFFICERS
     Tom J. Fatjo, Jr........   55    Chairman of the Board of Directors and
                                           Chief Executive Officer
     Thomas E. Noel..........   58    Director, President and Chief Operating
                                           Officer
     Lance C. Ruud...........   38    Director, Senior Vice President and Chief
                                           Financial Officer; Secretary
     Tom J. Fatjo, III.......   31    Vice President - Treasurer
     J. David Green..........   36    Vice President and General Counsel

KEY EMPLOYEES
     Jeffrey L. Claunch......   34    President, TransAmerican Waste Industries
                                           of Alabama
     Jeffrey A. Courtney.....   36    Director of Corporate Development
                                           (Louisiana)
     F. Edward Fox, Jr.......   35    Director of Landfill Operations
     Michael D. Harrelson....   41    Director of Corporate Development
                                           (Tennessee)
     Carol D. Howes..........   37    Director of Financial Reporting
     Lynwood T. Moore........   55    Development - Inland Products, Inc.
     Michael L. Paxton.......   31    Corporate Controller
     John C. Sesera..........   38    Director of Technical Services
     Michael W. Windsor......   34    President - Inland Products, Inc.

     Certain biographical information concerning Tom J. Fatjo, Jr., Thomas E. Noel and Lance C. Ruud is set forth above under "Directors."

     TOM J. FATJO, III was elected Vice President - Treasurer in April 1992. From March 1990 to December 1991, Mr. Fatjo was employed by Republic Waste Industries, Inc., where his responsibilities included investor relations and treasury functions. From 1988 to 1990, Mr. Fatjo served as Vice President of First Financial Alliance, Inc. Mr. Fatjo received a Bachelor of Business Administration degree in Finance from the University of Texas in Austin.

     J. DAVID GREEN was elected Vice President and General Counsel in February 1996. From 1991 to 1996, Mr. Green was employed by Waste Management, Inc., most recently as group counsel for the Southwest Group. From 1984 to 1991, Mr. Green was in private practice in Florida, specializing in real estate, corporate transactions, environmental and administrative law. Mr. Green received a Bachelor of Science in Government and Social Studies from Florida State University and a Juris Doctor from the Florida State University College of Law.

     JEFFREY L. CLAUNCH joined the Company in February 1995 and serves as President of TransAmerican Waste Industries of Alabama. Mr. Claunch started in the waste collection and disposal industry in 1986 with Waste Management, Inc., where he served as operations manager, district manager and subsequently general manager. Mr. Claunch also was an owner and general manager of Service Contractors, Inc. (which was sold to Waste Away in 1990) and Public Waste Control (a consulting firm to municipalities and subcontractor to environmental firms). Mr. Claunch received a Bachelor of Science degree in Business Administration from the University of North Alabama.

     JEFFREY A. COURTNEY was the founder of TransWaste, Inc., a transfer station and recycling facility located in Alexandria, Louisiana which was acquired by the Company in June 1995. Mr. Courtney currently serves in corporate development primarily in the Louisiana market.

                                        9

     F. EDWARD FOX, JR. is Director of Landfill Operations and has been with the Company since May 1994. Over the past 10 years, Mr. Fox held various managerial positions in the environmental industry with such companies as Chemical Waste Management, Waste Management, Chambers Development and Diamond Waste.

     MICHAEL D. HARRELSON joined the Company in October 1994 and became a Director of Corporate Development in August 1995. Mr. Harrelson previously was a private owner-operator in the oil and gas industry from 1989 to 1994. Mr. Harrelson also served as the marketing manager for Endevco, a Dallas-based oil and gas concern. Mr. Harrelson has a Chemical Engineering degree from Georgia Tech and is a member of the Association of Energy Engineers.

     CAROL D. HOWES joined the Company in March 1996 as Director of Financial Reporting. From 1991 to 1996, Ms. Howes was employed by CRSS Inc., most recently as Corporate Controller. Ms. Howes was employed by KPMG Peat Marwick from 1988 to 1991. Ms. Howes is a Certified Public Accountant and received a Bachelor of Business Administration degree in Accounting from the University of Houston.

     LYNWOOD T. MOORE joined the Company's oil field waste and crude oil sludge recovery company, Inland Products, Inc., in May 1992 and serves as Business Development Manager. Previously, Mr. Moore was Vice President of Marketing for Wiggens Land Company/Oakridge Water Company from 1988 to 1992. Mr. Moore graduated from Rice University.

     MICHAEL L. PAXTON joined the Company in May 1993 as Assistant Corporate Controller and was promoted to Corporate Controller in August 1995. From October 1989 until May 1993, Mr. Paxton was employed by NL Industries, Inc. From January 1987 until October 1989, Mr. Paxton was employed by Ernst & Young, L.L.P. Mr. Paxton is a Certified Public Accountant and received a Bachelor of Business Administration degree in Accounting from the University of Houston.

     JOHN C. SESERA joined the Company in October 1994 and serves as Director of Technical Services. Prior to joining the Company, Mr. Sesera worked for a solid waste consulting firm and several solid waste associated businesses and has 16 years experience in the solid waste industry. Mr. Sesera received a Bachelor of Science degree from Clarkson College of Technology.

     MICHAEL W. WINDSOR is the founder and President of Inland Products, Inc. Since joining the Company in October 1992, he has managed the oil field division of the Company which consists of Inland Products, Inc. and Controlled Recovery, Inc. Mr. Windsor also serves as a Director of Midwest Centrifuge Systems, a company involved in the processing of hazardous and non-hazardous refinery waste. He also serves as a Director for Southern Supply, Inc., a First Aid and Safety Company and is the owner of Windco, Inc., primarily a Real Estate Development Company. Mr. Windsor received a Bachelor of Science degree from Texas A&M University.

                                       10

     The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. See "Employment and Consulting Arrangements" below.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report with respect to executive compensation:

     The Compensation Committee takes into account all factors which it considers relevant in determining the compensation of the Company's executive officers, including business conditions in the Company's industry during the year, the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of the executive's compensation package generally includes both a base salary and incentive forms of compensation, including participation in the Company's cash bonus and stock option plans. Under the stock option program, the executive may benefit, along with other stockholders of the Company, from an increase in the market value of the Company's Common Stock. The Compensation Committee believes that stock options provide an additional incentive to executive officers to continue in the service of the Company and gives them a greater interest, as stockholders, in the success of the Company. The compensation program for executive officers for fiscal 1995 consisted of base salary or consulting fees, and in certain cases, the award of stock options and cash bonuses.

     The Company was a party to an employment arrangement with Lowell L. Harrelson, a former executive officer and director of the Company, and a company controlled by Mr. Harrelson whereby Mr. Harrelson received a base salary during fiscal 1995, as well as incentive compensation based on the number of completed landfill management contracts or acquisitions introduced to the Company by Mr. Harrelson. In August 1995, Mr. Harrelson resigned his positions as an officer and director of the Company, and became a consultant under an arrangement whereby he received a fixed monthly payment and incentive compensation for landfill contracts that he introduced and were completed by the Company. This Agreement was terminated effective November 30, 1995, as described in more detail in "Employment and Consulting Arrangements" below.

     The Chief Executive Officer does not receive any direct compensation from the Company. The Company and FFA, a company controlled by the Chief Executive Officer, are parties to a consulting agreement pursuant to which the Company pays to FFA monthly cash payments. The Chief Executive Officer has a substantial beneficial stock ownership interest in the Company and benefits realized by the Chief Executive Officer, other than through the consulting agreement, will be principally derived from increases in the value of the Company's Common Stock. At the November 1995 Board meeting, the Board of Directors approved the award of stock options and a possible adjustment to the consulting arrangement by conditioning the receipt of such options and a portion of the consulting payments on the achievement of certain earnings targets. This agreement is described in more detail in "Employment and Consulting Arrangements" below.

                             Compensation Committee

                               Preston Moore, Jr.
                                 R. Brian Fifer
                                  Ed L. Romero

                                       11

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the Chief Executive Officer and the other most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the fiscal year ended August 31, 1995 exceeded $100,000:

                                                    ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                                       ----------------------------------------------                 ------------------------
                                                                            OTHER        RESTRICTED
                                                                            ANNUAL         STOCK      OPTIONS/     ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR      SALARY      BONUS     COMPENSATION      AWARDS     WARRANTS    COMPENSATION
- -------------------------------------  ---------  ---------  ---------   ------------    ----------   ---------   ------------

Tom F. Fatjo, Jr.....................       1995  $      --  $      --     $     --       $     --    $      --     $300,000(1)
    (Chairman of the Board and              1994         --         --           --             --           --      265,000(1)
    Chief Executive Officer)                1993         --         --           --             --           --      205,000(1)
Lowell L. Harrelson(2)...............       1995    120,000    450,000(3)         --            --      700,000           --
    (Former Director, President -           1994     50,000    450,000(3)         --       327,000(4) 1,000,000(5)    486,000(6)
    TransAmerican Waste Systems)            1993         --         --           --             --           --           --
Lance C. Ruud........................       1995    113,000      7,500           --             --       50,000           --
    (Director, Senior Vice President
    and                                     1994    107,800         --           --             --      250,000           --
    Chief Financial Officer)                1993         --         --           --             --           --       22,500(7)

- ------------------
(1) Represents consulting payments made to FFA, of which Mr. Fatjo is a principal. See "Employment and Consulting Arrangements."

(2) Mr. Harrelson resigned as a director and officer in August 1995. See "Employment and Consulting Arrangements."

(3) Represents Incentive compensation paid to a company controlled by Mr. Harrelson pursuant to his previous employment arrangement with the Company. See "Employment and Consulting Arrangements."

(4) Represents the market value as of the date of issuance of 145,000 restricted shares of Common Stock issued to Mr. Harrelson.

(5) 700,000 warrants were canceled in February 1995.

(6) Represents consulting payments made to a company controlled by Mr. Harrelson prior to his employment with the Company.

(7) Represents consulting payments made to Mr. Ruud prior to his employment with the Company.

EMPLOYMENT AND CONSULTING ARRANGEMENTS

     FIRST FINANCIAL ALLIANCE AND TOM FATJO, JR. The Company and FFA, of which Tom J. Fatjo, Jr., Chairman of the Board and Chief Executive Officer of the Company, is a principal, are parties to a consulting agreement, effective as of April 2, 1992, which provides that, unless terminated by either party upon sixty days' written notice, FFA will provide certain consulting services to the Company for a period of five years. Pursuant to such consulting agreement, FFA will seek out, analyze and attempt to negotiate strategic acquisitions for and by the Company. Pursuant to such agreement, FFA has employed the services of Mr. Fatjo. For its services pursuant to this agreement, as amended, the Company pays to FFA a fee equal to $25,000 per month, plus expenses. The compensation arrangement under the consulting agreement is reviewable once per year. This agreement also contains certain noncompete provisions.

     In November 1995, the Board of Directors granted Mr. Fatjo 250,000 stock options at $1.31 per share (the market price at the date of grant), subject to the Company achieving certain income targets for year ended August 31, 1996. If the Company achieves pretax income of $5.7 million or more, Mr. Fatjo retains all 250,000 options. If the Company achieves pretax income of $2.8 million or less, then Mr. Fatjo will retain none of the options. For pretax income between $2.8 million and $5.7 million, the number of options retained will be adjusted on a pro rata basis. All options retained will be subject to a four-year vesting schedule. The Board and Mr. Fatjo agreed that FFA would return 10% of its annual consulting fee if the Company's pretax income is less than $5.7 million for year ended August 31, 1996, and 20% of the annual consulting fee if the Company's pretax income for year ended August 31, 1996 is less than $2.8 million.

     J. DAVID GREEN. The Company and J. David Green entered into an Employment Agreement effective February 26, 1996 which provides that Mr. Green shall be employed by the Company to serve as legal counsel and in certain other management positions for a three-year term. During the initial three-year term, the agreement may be terminated by the Company (1) upon the executive's death,
(ii) if the executive remains

                                       12

incapacitated for six months or more or (iii) for cause. If the agreement is terminated as a result of an illegal act, the failure of the executive to devote his full time to the Company, the failure of the executive to use his best efforts to advance the welfare of the Company or an intentional act by the executive against the best interest of the Company, the executive's salary ceases as of the date of termination. If the Company terminates Mr. Green's employment for any other reason, the Company will be obligated to continue to pay the salary then being paid to Mr. Green for the full three-year period. This agreement also contains certain noncompete provisions.

     LOWELL L. HARRELSON. In March 1994, the Company, Lowell L. Harrelson and United Waste Services, Inc., a company controlled by Mr. Harrelson, entered into an employment arrangement which included a salary of $120,000 per year, a $150,000 finder's fee for the completion of each landfill acquisition or management contract introduced by Mr. Harrelson and 1,000,000 warrants to purchase the Company's restricted Common Stock at $3.65 per share. Through February 1995, 300,000 warrants were exercisable. In February 1995, Mr. Harrelson's employment arrangement was revised to be effective for five years and to replace 700,000 of unvested warrants with 700,000 stock options with an exercise price of $.5625 per share. In August 1995, Mr. Harrelson resigned as a director and an executive officer of the Company and entered into a consulting agreement with the Company to provide solid waste acquisition and development opportunities. In December 1995, the Company filed a lawsuit against Mr. Harrelson for, among other things, failing to fully and faithfully execute his duties as an officer and director of the Company and discontinued making payments under the consulting agreement. Mr. Harrelson filed counterclaims against the Company for breach of contract and fraud. In February 1996, a settlement was reached among the Company, Mr. Harrelson and a company controlled by Mr. Harrelson pursuant to which the parties released all claims and the consulting agreement was deemed terminated effective as of November 30, 1995. Under the terms of the agreement, the Company received $275,000. Additionally, all of Mr. Harrelson's vested options were exercised and all the outstanding warrants and unvested stock option were cancelled.

OPTION/WARRANT GRANTS IN LAST FISCAL YEAR TABLE

     The following table sets forth certain information regarding options and warrants granted to the Named Executive Officers during the year ended August 31, 1995:

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                      % OF TOTAL                                ANNUAL RATES OF
                                                       OPTIONS                                    STOCK PRICE
                                                      GRANTED TO                                APPRECIATION FOR
                                                      EMPLOYEES     EXERCISE                     OPTION TERM(1)
                                           OPTIONS    IN FISCAL     PRICE PER    EXPIRATION   --------------------
                  NAME                     GRANTED       1995         SHARE         DATE         5%         10%
- ----------------------------------------   -------    ----------    ---------    ----------   ---------  ---------
Tom J. Fatjo, Jr........................       --          --%       $    --        --        $      --  $      --
Lowell L. Harrelson(2)..................   700,000       53.0%       $ .5625     2/24/2005    $ 247,660  $ 627,550
Lance C. Ruud...........................    50,000        3.8%       $ .5625     2/24/2000    $   7,770  $  17,170

- ------------------
(1) The potential realizable value is based on assumed stock price increases from the date of option grant, which was $.5625 per share. The actual value realized will depend on the excess of the stock price on the date the option is exercised over the exercise price, and there is no assurance that the actual value realized, if any, will be at or near the value estimated.

(2) All outstanding options held by Mr. Harrelson were either exercised or cancelled pursuant to the settlement discussed above.

                                       13

AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/WARRANT VALUES

     The following table sets forth certain information regarding the number of unexercised options and warrants and value of unexercised options and warrants outstanding at August 31, 1995 (no options or warrants were exercised by the Named Executive Officers during fiscal 1995):

                                             NUMBER OF UNEXERCISED                  VALUE OF UNEXERCISED
                                             OPTIONS/WARRANTS AS OF                 OPTIONS/WARRANTS AT
                                                AUGUST 31, 1995                      AUGUST 31, 1995(1)
                                        --------------------------------      --------------------------------
                NAME                    EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- -------------------------------------   ------------      --------------      ------------      --------------
Tom J. Fatjo, Jr.....................      112,250                 --                 --                 --
Lowell L. Harrelson..................      500,000(2)         500,000           $219,500           $548,750
Lance C. Ruud........................      206,250             93,750           $ 13,719           $ 41,156

- ------------------
(1) Value determined by subtracting the exercise price from the market value of the Common Stock on August 31, 1995, which was $1.66 per share based on the average of the high and low prices on August 31, 1995, multiplied by the options/warrants.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     In February 1995, the Compensation Committee elected to revise the terms of Lowell L. Harrelson's employment arrangement to extend the term for five years and to replace the previously issued but unvested warrant to purchase 700,000 shares of the Company's Common Stock at $3.65 per share with a stock option to purchase 700,000 shares of the Company's Common Stock at $.5625 per share (subject to the provisions of the Stock Incentive Plan), the market price of the Company's Stock at February 24, 1995. The vesting of the option continued to be performance-based provided, however, that if Mr. Harrelson were employed by the Company on February 24, 2000, then all previously unvested options would vest on that date. The Compensation Committee believed that the replacement stock option would provide an additional incentive to Mr. Harrelson to further the Company's growth for an extended period of time. In August 1995, Mr. Harrelson resigned his position as an officer and director of the Company, and became a consultant. In February 1996, the Company, Mr. Harrelson and a company controlled by Mr. Harrelson reached a settlement pursuant to which, among other things, all of the vested options were exercised and all the outstanding warrants and unvested stock options were cancelled.

                             Compensation Committee

                               Preston Moore, Jr.
                                 R. Brian Fifer
                                  Ed L. Romero

                                       14

TEN-YEAR OPTION/WARRANT REPRICINGS

     The following table sets forth certain information concerning the repricing of stock options held by the Named Executive Officers and any other key employees since the Company became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                                                                                                                LENGTH OF
                                                                                                                 ORIGINAL
                                                                                                                 OPTION/
                                                   SECURITIES                                                    WARRANT
                                                   UNDERLYING                                                      TERM
                                                   NUMBER OF     MARKET PRICE     EXERCISE                      REMAINING
                                                    OPTION/      OF STOCK AT      PRICE AT          NEW         AT DATE OF
                                                    WARRANTS       TIME OF        TIME OF        EXERCISE       REPRICING
          NAME                           DATE       REPORTED      REPRICING      REPRICING         PRICE        (IN YEARS)
- -------------------------------------  ---------   ----------    ------------    ----------    -------------    ----------
Lowell L. Harrelson..................  02/24/95      700,000       $ 0.5625        $ 3.65         $0.5625          14.0
    Former President - TransAmerican
    Waste Systems
Lance C. Ruud........................  07/12/94      250,000       $   2.06        $ 4.38         $  2.06           4.3
    Senior Vice President and Chief
    Financial Officer
Michael W. Windsor...................  07/12/94       25,000       $   2.06        $ 5.87         $  2.06           3.3
    President - Inland Products, Inc.
Michael L. Paxton....................  07/12/94        7,500       $   2.06        $ 4.38         $  2.06           4.3
    Corporate Controller

                                       15

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and the Media General Financial Services Waste Management Group Index for the period commencing November 12, 1991 (the date trading in the Company's Common Stock commenced) and ending August 31, 1995:

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                              1991      1992      1993      1994      1995
                            -------   -------   -------   -------   -------
TransAmerican Waste ......  $100.00   $142.86   $142.86   $ 50.00   $ 46.43
Nasdaq Market Index ......   100.00     95.16    123.88    135.35    161.05
MG Group Index ...........   100.00     89.61     83.41     81.98     71.21

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based on the Company's review of the copies of such reports received by the Company and on written representations received by the Company, the Company believes that no director, officer or holder of more than 10% of the Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during fiscal 1995, except that Preston Moore, Jr. failed to timely file three Form 4 reports.

                                       16

                              CERTAIN TRANSACTIONS

     The Company leases its corporate office space from an entity in which Tom
J. Fatjo, Jr. and Preston Moore, Jr. control the beneficial ownership interests. The terms of the lease agreement provide for annual lease payments of $95,000 per year through February 1997. Certain information regarding other similar transactions is set forth in "Compensation Committee Interlocks and Insider Participation" above.

                                   PROPOSAL 2
                       PROPOSAL TO INCREASE THE AGGREGATE
                       NUMBER OF SHARES WHICH THE COMPANY
                         SHALL HAVE AUTHORITY TO ISSUE

     The Company's Restated Certificate of Incorporation provides for the issuance of up to 5,000,000 shares of Preferred Stock and up to 50,000,000 shares of Common Stock. As a result of the sale of securities and acquisitions, the number of outstanding shares of Common Stock has increased to a total of 30,445,791 as of May 3, 1996 plus 11,343,125 shares reserved for issuance. In order to provide additional shares for future acquisitions and sufficient shares for issuance for other corporate purposes, the Board of Directors believes that it is in the best interest of the Company to increase the number of shares the Company is authorized to issue. Consequently, the Board of Directors has adopted, subject to approval by the stockholders of the Company, an amendment to the Articles of Incorporation to increase the aggregate number of shares of Common Stock that can be issued from 50,000,000 to 100,000,000 shares of Common Stock.

     At present, the Board of Directors has no plans or agreements, written or oral, with respect to the issuance of any of the additional shares proposed to be authorized, but it considers it desirable to have these additional shares available for future issuance for such corporate purposes as the Board may deem advisable, without the necessity of further stockholder action. Stockholders should be aware that additional authorized, but unissued, Common Stock could be issued by the Board as a defensive measure in the event of an unsolicited or hostile takeover attempt.

     Stockholders do not have any preemptive right to subscribe for additional shares of Common Stock which the Company may subsequently issue. Although the issuance of additional shares of stock would dilute the equity interests of existing stockholders, the Board of Directors intends to issue additional shares only for what it believes to be adequate and appropriate consideration.

     The affirmative vote of the holder of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Articles of Incorporation. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT.

                                   PROPOSAL 3
      PROPOSAL TO AMEND THE AMENDED AND RESTATED 1990 STOCK INCENTIVE PLAN

GENERAL

     SUMMARY OF THE INVENTIVE PLAN. The purpose of the 1990 Stock Incentive Plan (the "Incentive Plan") is to enable the Company to offer to officers and key employees of the Company and independent contractors who perform services for the Company (the "Eligible Persons") long-term performance-based stock or other equity interests in the Company or both, thereby enhancing its ability to attract, retain and reward such individuals, and to increase the mutuality of interests between those individuals and the stockholders of the Company. The Incentive Plan authorizes the grant of incentive awards for up to 3,500,000 shares (4,500,000 shares if Proposal 3 is approved) of Common Stock, subject to adjustment in certain events. Incentive awards may consist of stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock based awards. Unless sooner terminated, the Incentive Plan will expire on the close of business on July 18, 2000. The Incentive Plan is currently administered by the Compensation Committee of the Board of Directors (the "Committee"), which has the authority to select the Eligible Persons to whom awards may be granted under the Incentive Plan. The Incentive Plan also provides for the automatic granting of stock options to each member of the Board of Directors who is not in the regular employ of, or a consultant to, the Company (the "Eligible Directors").

                                       17

     INCENTIVE AND NONQUALIFIED OPTIONS. The Incentive Plan provides for both "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Nonqualified Options"), both of which may be granted alone or with other awards granted to an Eligible Person. The exercise price of an option shall in all cases not be less than 100% of the fair market value of the Common Stock on the date that the option is granted or, in the case of an Incentive Option granted to an Eligible Person owning more than 10% of the outstanding Common Stock, not less than 110% of such fair market value. The exercise price must be paid in full at the time of exercise either in cash or, subject to any limitations as the Board of Directors or the Committee may impose, in securities of the Company or, unless otherwise provided by the terms of the award agreement, a combination thereof.

     DIRECTOR OPTIONS. Eligible Directors automatically and without action by the Compensation Committee are currently granted a nonqualified stock option entitling them to purchase 20,000 shares of Common Stock (the "Eligible Director Shares") as of the date of any annual meeting of stockholders after which such Eligible Directors will continue to serve on the Board of Directors. Eligible Directors who begin their tenure during the course of a year shall receive an option to purchase Eligible Director Shares at the next succeeding annual meeting of stockholders. As of April 1, 1996, there were four Eligible Directors.

     The exercise price of an option granted to an Eligible Director pursuant to the Incentive Plan shall equal the fair market value of the Common Stock at the time the option is granted. Further, each option granted to Eligible Directors shall vest pro rata over a three-year period from the date of grant and shall have a five-year term. Any Eligible Director leaving his position as director shall be permitted to exercise his options during the remainder of the term of the options, but only to the extent such options were exercisable on the effective date of such director's termination as a director of the Company.

     RESTRICTED STOCK AWARDS. The Board of Directors or the Committee may award shares of restricted stock ("Restricted Stock"), which may be issued either alone or in addition to other awards granted to an Eligible Person. The Board of Directors or the Committee shall determine the terms and conditions of the awards, including the terms of any payment, transferability and the time within which any such award may be subject to forfeiture (the "Restriction Period"). When issued, Restricted Stock constitutes issued and outstanding shares of Common Stock. A holder of Restricted Stock generally has the rights and privileges of a holder of Common Stock except that, during the Restriction Period, the Company retains custody of the certificates evidencing the Restricted Stock and any dividends declared with respect to such Restricted Stock.

     OTHER TERMS AND CONDITIONS. Awards granted under the Incentive Plan will be evidenced by Agreements consistent with the Incentive Plan in such form as the Board of Directors or the Committee may prescribe. All such agreements will provide that the right to exercise options or SARs or receive shares of Common Stock may not be transferred except by will or the laws of descent and distribution.

     In the event of a "change of control" of the Company, as defined in the Incentive Plan, unless the applicable award agreement provides otherwise or unless the holder waives any right thereto, (i) each outstanding stock option becomes immediately exercisable in full, and such right shall remain in effect until the expiration date of the option and (ii) all restrictions and deferral limitations on Restricted Stock awards, Deferred Stock awards, other Stock-Based Awards and SARs shall lapse.

FEDERAL INCOME TAX EFFECTS

     NONQUALIFIED OPTIONS. In general, an Eligible Person will not recognize any taxable income at the time he or she is granted a Nonqualified Option, but upon the exercise of such an option the Eligible Person will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price, and the Company generally will be entitled to a deduction for a corresponding amount.

     INCENTIVE OPTIONS. An Eligible Person who receives an Incentive Option will not be taxed upon the grant or exercise of such an Incentive Option, but the excess of the fair market value of the stock on the date of exercise over the option exercise price is a "tax preference item" that may require the payment of an alternative minimum tax. Upon the sale of the stock received upon exercise of any Incentive Option, any gain will be treated as a long-term capital gain, provided the sale does not occur within two years after the date the option is granted or within one year after the date of such exercise. The Company will not be entitled to a deduction with respect to the grant or exercise of such an Incentive Option.

                                       18

     In the event an Eligible Person makes a "disqualifying disposition" of the stock received upon exercise of an Incentive Option prior to meeting the two-year and one-year holding period requirement, the Company may be entitled to a deduction.

AMENDMENT SUBMITTED FOR STOCKHOLDER APPROVAL

     Currently, there are a limited number of shares of Common Stock available for issuance under the Incentive Plan. The Board of Directors believes it is appropriate to amend the Incentive Plan to increase such number of shares available for issuance. This will enable the Board of Directors to continue to more closely align the interests of its key employees, consultants and directors with those of the Company's stockholders. Accordingly, on May 10, 1996, the Board of Directors approved, subject to stockholder approval, an amendment to the Incentive Plan to make an additional 1,000,000 shares of Common Stock available for issuance pursuant thereto.

     Approval of Proposal 3 will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                   PROPOSAL 4
                              APPROVAL OF AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

     Approval of the Board of Directors' selection of Arthur Andersen LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal of stockholders intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than March 18, 1997, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

                 ANNUAL REPORT AND INFORMATION FOR STOCKHOLDERS

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1995 AND THE COMPANY'S TRANSITIONAL REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 1995, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO TOM J. FATJO, III, VICE PRESIDENT-TREASURER, TRANSAMERICAN WASTE INDUSTRIES, INC., 314 NORTH POST OAK LANE, HOUSTON, TEXAS 77024. Upon payment of the Company's reasonable expense of furnishing the exhibits requested, the Company will furnish any exhibit to the Form 10-K to any person whose vote is solicited by this Proxy Statement.

                                       19

                                 OTHER MATTERS

     Management of the Company knows of no matters expected to be presented at the Meeting other than those described above; however, if other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

     The Company will bear the cost of preparing and mailing proxy materials as well as the cost of solicitation of proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Continental Stock Transfer & Trust Company ("Continental") to assist in the solicitation of proxies. No additional fee beyond the $550 monthly fee paid to Continental to act as the Company's transfer agent, together with Continental's out-of-pocket expenses, will be paid to Continental. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Continental may solicit proxies by telegraph, telephone and personal interview.

                                          By Order of the Board of Directors,
                                      /s/ TOM J. FATJO, JR.
                                          Tom J. Fatjo, Jr.
                                          CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                             CHIEF EXECUTIVE OFFICER

June 4, 1996
Houston, Texas

                                       20

PROXY                 TRANSAMERICAN WASTE INDUSTRIES, INC.                 PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder(s) of TransAmerican Waste Industries, Inc. (the "Company") hereby appoint THOMAS E. NOEL and LANCE C. RUUD, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, on June 25, 1996 at 9:00 a.m., Central Daylight Time and at any adjournment(s) thereof, the number of shares that the undersigned would be entitled to vote if personally present.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF PROPOSALS 2, 3 AND 4 BELOW.


PROPOSAL 1: ELECTION OF DIRECTORS

   [ ] FOR the nominees listed below           [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary           for the nominees listed below
       below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Tom J. Fatjo, Jr.    R. Brian Fifer        Thomas E. Noel      Lance C. Ruud
Ben F. Barnes        Preston Moore, Jr.    Ed L. Romero        John V. Singleton
William B. Blount

PROPOSAL 2: TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
            INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES

                FOR            AGAINST             ABSTAIN
                [ ]              [ ]                 [ ]

PROPOSAL 3: TO AMEND THE COMPANY'S AMENDED AND RESTATED 1990 STOCK
            INCENTIVE PLAN TO INCREASE THE NUMBER OF OPTIONS AVAILABLE FOR ISSUANCE THEREUNDER.

                FOR            AGAINST             ABSTAIN
                [ ]              [ ]                 [ ]

PROPOSAL 4: TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
            COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                FOR            AGAINST             ABSTAIN
                [ ]              [ ]                 [ ]

5. In their discretion, on such other matters as may properly come before the 1996 Annual Meeting of Stockholders or any adjournment(s) thereof, all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledge.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholde(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 2, 3 AND 4 AND THE BOARD OF DIRECTOR'S DIECTOR NOMINEES. All prio proxies are hereby revoked.

                                                  ___________________________

                                                  ___________________________
                                                           Signature(s)

                                                  Dated _______________, 1996

                                                  (PLEASE SIGN EXACTLY AS YOUR
                                                  NAME APPEARS HEREON. WHEN
                                                  SIGNING AS ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE,
                                                  GUARDIAN, ETC., GIVE FULL
                                                  TITLE AS SUCH. FOR JOINT
                                                  ACCOUNTS, EACH JOINT OWNER
                                                  SHOULD SIGN.)

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPLY USING THE ENCLOSED ENVELOPE.